UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2023

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1100
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 21, 2023, the Board of Directors (the “Board”) of Stitch Fix, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective the same day. Among other things, the amendments: (i) update the advance notice provisions that apply where a shareholder intends to propose a director nomination or other business at a shareholder meeting, including to address Rule 14a-19 under the Securities Exchange Act of 1934, as amended; (ii) reflect certain amendments to the Delaware General Corporation Law, including by updating provisions regarding when additional notice need not be given of an adjourned meeting and eliminating the requirement that the stockholder list be made available for inspection during a meeting of shareholders as provided by law; and (iii) make certain other technical, modernizing and clarifying changes.
The foregoing summary does not purport to be a complete description of the Bylaws and is qualified in its entirety by reference to the Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Stitch Fix, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: June 27, 2023	By:	/s/ Casey O’Connor
Casey O’Connor
Chief Legal Officer